UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

SBC Medical Group Holdings Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SBC Medical Group Holdings Incorporated

200 Spectrum Center Drive, Suite 300
Irvine, CA 92618

May 23, 2025

To Our Stockholders:

You are cordially invited to attend the 2025 annual meeting of stockholders of SBC Medical Group Holdings Incorporated to be held at 10:00 a.m. Japan Standard Time on Friday, June 13, 2025 (6:00 p.m. Pacific Time on Thursday, June 12, 2025).

We have decided to hold this year’s annual meeting virtually via live webcast on the internet. We believe hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/SBC2025. You will not be able to attend the annual meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about SBC Medical Group Holdings Incorporated that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, five (5) persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 and to amend and restate our Fourth Amended and Restated Certificate of Incorporation (the “Current Charter”) to declassify our board of directors, such that the terms of all of the Company’s current directors will be converted into one year terms, ending at the 2026 annual meeting of stockholders. The board of directors recommends the approval of all of these proposals. Such other business will be transacted as may properly come before the annual meeting.

Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of SBC Medical Group Holdings Incorporated.

Sincerely,

/s/ Taiki Sakaguchi
Taiki Sakaguchi
Corporate Secretary

SBC Medical Group Holdings Incorporated

200 Spectrum Center Drive, Suite 300
Irvine, CA 92618

May 23, 2025

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. Japan Standard Time

DATE: Friday, June 13, 2025

PLACE: Virtual at www.virtualshareholdermeeting.com/SBC2025

PURPOSES:

1. To elect two (2) directors to serve three (3)-year terms expiring in 2028; however, if Proposal 3 (relating to the declassification of our board of directors) is approved at the 2025 annual meeting, all of our directors, including the members of the class to be elected at the 2025 annual meeting, will serve only until the 2026 annual meeting of stockholders, at which point they may be renominated for a further one year term;

2. To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3. To adopt an amendment and restatement of our Current Charter, which will declassify our board of directors such that the terms of all of the Company’s current directors will end at the 2026 annual meeting of stockholders, and all director nominees will stand for election annually at and after the 2026 annual meeting of stockholders; and

4. To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of SBC Medical Group Holdings, Inc. common stock at the close of business on April 21, 2025. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 200 Spectrum Center Drive, Suite 300, Irvine, CA 92618.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Taiki Sakaguchi
Taiki Sakaguchi
Corporate Secretary

Explanatory Note

We were originally incorporated in Delaware on February 12, 2021 under the name “Pono Capital Two, Inc.,” referred to herein as “Pono,” as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On January 31, 2023, Pono entered into an Agreement and Plan of Merger (as subsequently amended from time to time, the “Merger Agreement”) with Pono Two Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and then a wholly-owned subsidiary of Pono, SBC Medical Group, Inc., then named SBC Medical Group Holdings Incorporated, a Delaware corporation (“Legacy SBC”), Mehana Capital LLC, a Delaware limited liability company (“Sponsor” or “Purchaser Representative”) in its capacity as the representative of the stockholders of Pono, and Dr. Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of Legacy SBC (“Seller Representative”).

On September 17, 2024, the closing (the “Closing”) of the merger (the “Merger”) and other transactions contemplated thereby (collectively, the “Business Combination”) took place and the Merger was consummated with Merger Sub merging with and into Legacy SBC with Legacy SBC surviving the Merger as a wholly-owned subsidiary of Pono, and Pono then changed its name to SBC Medical Group Holdings Incorporated and on September 17, 2024, Legacy SBC changed its name to SBC Medical Group, Inc.

Effective September 17, 2024, Pono’s units ceased trading, and effective September 18, 2024, SBC’s common stock began trading on the Nasdaq Global Market under the symbol “SBC” and the public warrants began trading on the Nasdaq Capital Market under the symbol “SBCWW.”

As a result of the Closing of the Merger and the Business Combination, the business of SBC Medical Group, Inc. (“Legacy SBC”), became the business of the Company.

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SBC Medical Group Holdings Incorporated

200 Spectrum Center Drive, Suite 300
Irvine, CA 92618

PROXY STATEMENT FOR SBC MEDICAL GROUP HOLDINGS, INC.

2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2025

This proxy statement, along with the accompanying notice of 2025 annual meeting of stockholders, contains information about the 2025 annual meeting of stockholders of SBC Medical Group Holdings, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m. Japan Standard Time on Friday, June 13, 2025 (6:00 p.m. Pacific Time on Thursday, June 12, 2025), virtually at www.virtualshareholdermeeting.com/SBC2025.

In this proxy statement, we may refer to SBC Medical Group Holdings Incorporated as “SBC Medical,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about May 27, 2025, we intend to begin sending to our stockholders the proxy statement for our 2025 annual meeting of stockholders and our 2024 annual report to stockholders.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 13, 2025

This proxy statement, the notice of 2025 annual meeting of stockholders, our form of proxy card and our 2024 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2024, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of our website at https://ir.sbc-holdings.com/. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Corporate Secretary, SBC Medical Group Holdings Incorporated, Shinjuku Island Tower 3F 6-5-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo, Japan 163-1303. Exhibits will be provided upon written request and payment of an appropriate processing fee.

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IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the 2025 annual meeting of stockholders to be held virtually, at 10:00 a.m. Japan Standard Time on Friday, June 13, 2025 (6:00 p.m. Pacific Time on Thursday, June 12, 2025), and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying notice of 2025 annual meeting of stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have sent you this proxy statement, the 2025 notice of annual meeting of stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 because you owned shares of our common stock on the record date. We intend to commence distribution of the proxy materials to stockholders on or about May 27, 2025.

Why Are You Holding a Virtual Annual Meeting?

This year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits.

How Do I Access the Virtual Annual Meeting?

The live webcast of the annual meeting will begin promptly at 10:00 a.m. Japan Standard Time. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for you to log-in and test your device’s audio system. The virtual annual meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the annual meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the annual meeting.

Log-in Instructions. To be admitted to the virtual annual meeting, you will need to log-in at www.virtualshareholdermeeting.com/SBC2025 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the annual meeting.

Will I be Able to Ask Questions and Have These Questions Answered During the Virtual Annual Meeting?

Stockholders may submit questions for the annual meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/SBC2025, typing your question into the ‘‘Ask a Question” field, and clicking ‘‘Submit.” Please submit any questions before the start time of the meeting.

Appropriate questions related to the business of the annual meeting (the proposals being voted on) will be answered during the annual meeting, subject to time constraints. Any such questions that cannot be answered during the annual meeting due to time constraints will be posted and answered at https://ir.sbc-holdings.com/ as soon as practical after the annual meeting. Additional information regarding the ability of stockholders to ask questions during the annual meeting, related to rules of conduct and other materials for the annual meeting will be available at www.virtualshareholdermeeting.com/SBC2025.

What Happens if There Are Technical Difficulties during the Annual Meeting?

Beginning 15 minutes prior to, and during, the annual meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the number that will be posted at www.virtualshareholdermeeting.com/SBC2025.

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Who May Vote?

Only stockholders of record at the close of business on April 21, 2025 will be entitled to vote at the annual meeting. On this record date, there were 103,611,251 shares of our common stock outstanding (deducting treasury stock) and entitled to vote. Our common stock is our only class of voting stock.

If on April 21, 2025 your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.

If on April 21, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and our proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted for, against or abstain for each nominee for director, and whether your shares should be voted for, against or abstain with respect to the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.

If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

●	By Internet or by telephone. Follow the instructions included in the proxy card to vote over the Internet or by telephone.

●	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 a.m. Eastern Time on June 12, 2025.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

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How Does the Board of Directors Recommend that I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

☐	“FOR” the election of the nominees for director;

☐	“FOR” the ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and

☐	“FOR” the adoption of an amendment and restatement of our Current Charter to declassify our board of directors, such that the terms of all of the Company’s current directors will be converted into one year terms, ending at the 2026 annual meeting of stockholders, and all director nominees will stand for election annually at and after the 2026 annual meeting of stockholders.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

☐	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

☐	by re-voting by Internet or by telephone as instructed above;

☐	by notifying SBC Medical Group Holdings, Inc.’s Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

☐	by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

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What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The nominees for director will be elected by the affirmative vote of a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The nominees receiving the most “For” votes will be elected as directors. You may either: (i) vote FOR both nominees; (ii) vote FOR one of the nominees and WITHHOLD your vote from the other nominee; or (iii) WITHHOLD your vote from both nominees. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for 2025, our audit committee of our board of directors will reconsider its selection.

Proposal 3: Adopt Amendment and Restatement of the Company’s Current Charter, which will Declassify our Board of Directors	The affirmative vote of a majority of the outstanding shares of common stock is required to adopt the amendment and restatement of our Current Charter, which will declassify the Company’s board of directors. Abstentions will have the same effect as a vote against this proposal.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

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Attending the Annual Meeting

This year, our annual meeting will be held in a virtual meeting format only. To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/SBC2025 shortly before the meeting time, and follow the instructions for downloading the Webcast. If you miss the annual meeting, you can view a replay of the Webcast at www.virtualshareholdermeeting.com/SBC2025 until June 13, 2026. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple SBC Medical Group Holdings stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our proxy materials to you if you write to our Corporate Secretary at: Shinjuku Island Tower 3F 6-5-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo, Japan 163-1303. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

●	following the instructions provided on your proxy card;

●	following the instructions provided when you vote over the Internet; or

●	going to www.virtualshareholdermeeting.com/SBC2025 and following the instructions provided.

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MANAGEMENT

Our directors hold office until his or her term expires at the next annual meeting of stockholders for such director’s class or until his or her death, resignation, removal or the earlier termination of his or her term of office. If Proposal 3 (relating to the declassification of our board of directors) is approved at the 2025 annual meeting, all of our directors, including the members of the class to be elected at the 2025 annual meeting, will serve only until the 2026 annual meeting of stockholders, at which point they may be renominated for a further one year term. Biographical information concerning our directors and executive officers is set forth below.

Board of Directors

The Company’s board of directors consists of five (5) individuals, a majority of whom are independent directors in accordance with Nasdaq requirements. The directors serve until their respective successors are duly elected and qualified, or until their earlier death, disqualification, resignation, or removal. The Company’s board is divided into three classes, with only one class of directors being elected in each year. The classes of the board are composed as follows: Class I — Ken Edahiro and Mike Sayama, to hold office until the fiscal 2024 annual meeting of stockholders; Class II — Fumitoshi Fujiwara and Yuya Yoshida, to hold office until the fiscal 2025 annual meeting of stockholders; and Class III — Yoshiyuki Aikawa, to hold office until the fiscal 2026 annual meeting of stockholders. If Proposal 3 (relating to the declassification of our board of directors) is approved at the 2025 annual meeting, all of our directors, including the members of the class to be elected at the 2025 annual meeting, will serve only until the 2026 annual meeting of stockholders, at which point they may be renominated for a further one year term. Each of Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara qualify as an independent director under Nasdaq listing standards. On September 17, 2024, the Company entered into indemnification agreements with each of its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Meeting Attendance. During the fiscal year ended December 31, 2024, there were three (3) meetings of our board of directors. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he served during fiscal 2024. Members of our board of directors are encouraged to attend the annual meetings of our stockholders.

Director Independence

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors and of certain board committees. The Company’s board of directors consists of five (5) individuals, a majority of whom are independent directors in accordance with Nasdaq requirements.

Committees of the Board of Directors

The Company’s board of directors has the authority to appoint committees to perform certain management and administration functions. The Company’s board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors. The charters for each of these committees are available on the Company’s website at https://sbc-holdings.com/. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee

The audit committee of the board of directors of the Company consists of Messrs. Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara. The Company’s board of directors has determined each member of this committee is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. Our audit committee met three (3) times during fiscal year 2024. The chairperson of the audit committee is Mr. Fujiwara. Mr. Fujiwara also qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

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The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing policies on risk assessment and risk management;

●	reviewing related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Company’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Please also see the report of the audit committee set forth elsewhere in this proxy statement.

Compensation Committee

The compensation committee consists of Messrs. Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara. The Company’s board of directors has determined each member of this committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is Fumitoshi Fujiwara. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate. Our compensation committee met three (3) times during fiscal year 2024.

Specific responsibilities of the compensation committee include:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluating the Company’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Company’s Chief Executive Officer based on such evaluation. These decisions will be made without the Chief Executive Officer present;

●	reviewing and approving the compensation of the Company’s other executive officers;

●	reviewing and recommending to the Company’s board of directors the compensation of the Company’s directors;

●	reviewing the Company’s executive compensation policies and plans;

●	reviewing and approving, or recommending that the Company’s board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for the Company’s executive officers and other senior management, as appropriate;

●	administering the Company’s incentive compensation equity-based incentive plans;

●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

●	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

●	if required, producing a report on executive compensation to be included in the Company’s annual proxy statement;

●	reviewing and establishing general policies relating to compensation and benefits of the Company’s employees; and

●	reviewing the Company’s overall compensation philosophy.

The compensation committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation:

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Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to:

●	attract, motivate, incentivize, and retain employees at the executive level who contribute to our long-term success;

●	provide compensation packages to our executives that are fair, easy to understand, and competitive; provide high retention value; and reward high performance and the achievement of our business objectives; and

●	effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Generally, we structure the annual compensation of our named executive officers using two principal elements: (1) base salary and (2) long-term incentive compensation opportunities in the form of equity awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our named executive officers and stockholders and to link pay to performance.

We have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Compensation-Setting Process

Role of Compensation Committee and Board of Directors

The compensation committee discharges the responsibilities of our Board of Directors relating to the compensation of our named executive officers as set forth in its charter and reports to our Board of Directors on its discussions, decisions, recommendations, and other actions. Generally, the compensation committee makes recommendations to our Board of Directors regarding the compensation for each named executive officer, including the CEO. Our Board of Directors generally makes all final decisions regarding the compensation of the CEO and other named executive officers.

The compensation committee has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to the CEO and other named executive officers. In carrying out its responsibilities, the compensation committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and considers the performance of our named executive officers, including through formal performance reviews of each of the CEO and other named executive officers, when formulating recommendations or making decisions with respect to their compensation.

Setting Target Total Direct Compensation

The compensation committee reviews the annual base salary levels and long-term incentive compensation opportunities of our named executive officers.

The compensation committee does not establish a specific target for formulating its recommendations about the target total direct compensation opportunities of our named executive officers. Instead, the members of the compensation committee rely primarily on their general experience, business judgment and subjective considerations of various factors, our executive compensation program objectives, past and expected future company and individual performance, the executive officer’s role and responsibilities within the organization and expected contributions to the company, internal equity among the members of the executive team, compensation practices of our compensation peer group and/or selected broad-based compensation surveys, and the recommendations of the CEO (other than with respect to his own compensation).

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each named executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The compensation committee does not weight these factors in any predetermined manner, nor does it apply any formulas in developing its compensation recommendations or decisions.

The compensation committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our named executive officers. Instead, in making its determinations, the compensation committee reviews information summarizing the compensation paid at a representative group of peer companies and more broad-based compensation surveys to gain a general understanding of market compensation levels.

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Role of Management

In discharging its responsibilities, the compensation committee works with members of our management.

Our management assists the compensation committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The compensation committee solicits and reviews proposals from the CEO with respect to program structures, as well as his recommendations for adjustments to annual base salaries, long-term incentive compensation opportunities, and other compensation-related matters for our named executive officers (except with respect to his own compensation) based on our management’s and the CEO’s evaluation of our other named executive officers’ performance for the prior year.

Our management make their recommendations regarding annual base salaries and long-term incentive compensation opportunities for our other named executive officers based on such factors as the CEO deems relevant, such as the company’s overall performance and expected trajectory, the contributions toward these results, and anticipated future contributions, the named executive officer’s role and performance of his or her duties, and his or her achievement of individual goals, retention considerations, and internal equity considerations.

The compensation committee reviews and discusses management proposals and recommendations with them when appropriate and considers their proposals and recommendations as one factor in formulating its recommendations for the compensation of our named executive officers, including the CEO. The CEO attends meetings of our Board of Directors and the compensation committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the Company’s board of directors consists of Messrs. Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara. The Company’s board of directors has determined each member of this committee is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is Mr. Fumitoshi Fujiwara.

Specific responsibilities of the nominating and corporate governance committee include:

● identifying, evaluating and selecting, or recommending that the Company’s board of directors approve, nominees for election to the Company’s board of directors;

● evaluating the performance of the Company’s board of directors and of individual directors;

● reviewing developments in corporate governance practices;

● evaluating the adequacy of the Company’s corporate governance practices and reporting;

● reviewing management succession plans; and

● developing and making recommendations to the Company’s board of directors regarding corporate governance guidelines and matters.

Generally, our nominating committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the nominating committee will evaluate a candidate’s qualifications. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of our stockholders. Our nominating committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.

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If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. Any such recommendations should be made in writing to the nominating committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

●	all information relating to such person that would be required to be disclosed in a proxy statement;

●	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

●	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

●	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

●	certain biographical information concerning the proposed nominee;

●	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

●	certain information about any other security holder of the Company who supports the proposed nominee;

●	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

●	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.

Code of Business Conduct and Ethics

The Company adopted a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on the Company’s website at https://sbc-holdings.com/. Information contained on or accessible through such website is not a part of this proxy statement, and is not incorporated herein by reference. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s compensation committee has ever been an officer or employee of the Company. None of Company’s executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on the Company’s compensation committee.

Policy on Insider Trading

We have adopted a Policy on Insider Trading that governs the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable Nasdaq listing standards. Furthermore, it is also the policy of the Company that it will not engage in transactions in securities of the Company while aware of material non-public information relating to the Company or its securities.

Implications of Being a Controlled Company

The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Dr. Yoshiyuki Aikawa controls approximately 89.45% of the voting power of our outstanding common stock, and, therefore controls a majority of the voting power of the Company’s outstanding common stock, and the Company is a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the compensation paid by SBC Medical Group Co., Ltd. (“SBC-Japan”), our operating subsidiary, to Yoshiyuki Aikawa, our Chief Executive Officer, Yuya Yoshida, our Chief Financial Officer and Chief Operating Officer, and Ryoji Murata, our Chief Accounting Officer, for services rendered to SBC-Japan during the fiscal years ended December 31, 2024 and 2023. We refer to these individuals as our “named executive officers.” No other executive officers received total compensation in excess of US$100,000.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified referred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yoshiyuki Aikawa	2024	14,506,032	—	—	—	—	—	—	14,506,032
Chief Executive Officer (principal executive officer)	2023	17,078,678	—	—	—	—	—	—	17,078,678
Yuya Yoshida(1)	2024	304,404	—	—	—	—	—	—	304,404
Chief Financial Officer and Chief Operating Officer	2023	159,215	—	—	—	—	—	—	159,215
Ryoji Murata	2024	136,990							136,990
Principal Accounting Officer	2023	136,990							136,990

(1)	Mr. Yoshida has served as our Chief Operating Officer and member of the Board of Directors since September 29, 2023, and as our Chief Financial Officer since April 1, 2025.

Executive Employment Agreements

The Company has entered into employment agreements (the “Employment Agreements”) with Dr. Yoshiyuki Aikawa (Chief Executive Officer) Yuya Yoshida (Chief Financial Officer and Chief Operating Officer), Ryoji Murata (Chief Accounting Officer), and Ms. Miki (Shimizu) Yamazaki (Chief Strategy Officer).

The Employment Agreements all provide for at-will employment that may be terminated by the Company for death or disability and with or without cause, by the executive with or without good reason, or mutually terminated by the parties. The Employment Agreements for Dr. Aikawa, Messrs. Yoshida, and Murata, and Ms. Yamazaki provide for a severance payment equal to the remaining base salary for the remaining period of the respective term of employment (each term is one (1) year) upon termination by the Company without cause or termination by such executive for good reason. The executive agreements provide for an annual base salary of $12,000,000, $306,407, $136,990, and $26,462 for Dr. Aikawa, Messrs. Yoshida, and Murata, and Ms. Yamazaki, respectively, as well as possible annual performance bonuses and equity grants under the equity incentive plan if and when determined by the Company’s Compensation Committee.

Provisions Applicable to All Executive Employment Agreements

Each of the Executive Employment Agreements described above, has an initial term of 1 year, provided that the term of each agreement will automatically be extended for one or more additional terms of one year each unless either the Company or applicable executive provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of then-current initial term or renewal term (as applicable). Each of the agreements provide that the applicable executive’s employment with the Company shall be “at will,” meaning that either applicable executive or the Company may terminate the applicable executive’s employment at any time and for any reason, subject to the other provisions of the agreement.

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Each of the agreements may be terminated by the Company, either with or without “Cause”, or by the applicable executive, either with or without “Good Reason”.

For purposes of each agreement, “Cause” means:

● a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;

● misconduct by the applicable executive to the material detriment of the Company;

● the applicable executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

● the applicable executive’s gross negligence in the performance of the applicable executive’s duties and responsibilities to the Company as described in this Agreement; or

● the applicable executive’s material failure to perform the applicable executive’s duties and responsibilities to the Company as described in the agreement (other than any such failure resulting from the applicable executive’s incapacity due to physical or mental illness or any such failure subsequent to the applicable executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the applicable executive of the specific nature of such material failure and the applicable executive’s failure to cure such material failure within 10 days following receipt of such notice.

For purposes of each agreement, “Good Reason” means:

● at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the applicable executive immediately prior to a Change of Control;

● a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;

● the relocation of the applicable executive’s principal executive office to a location more than 50 miles further from the applicable executive’s principal executive office immediately prior to such relocation; or

● a material breach by the Company of any of the terms and conditions of the agreement which the Company fails to correct within 10 days after the Company receives written notice from the applicable executive of such violation.

For purposes of each agreement a “Change of Control” of the Company will be deemed to have occurred if, after the effective date of the applicable agreement, (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

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In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment with Cause, or if the applicable executive terminates their agreement without good reason, then, subject to any other agreements between the company with respect to other equity grants made to such executive:

● the Company will pay to the applicable executive any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses;

● any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited; and

● all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment without Cause, or if the applicable executive terminates their agreement with good reason, then, subject to any other agreements between the company with respect to other equity grants made to such executive:

● the Company will pay to the applicable executive any base salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses;

● the Company will pay to the applicable executive, in one lump sum, an amount equal to the base salary that would have been paid to the applicable executive for the remainder of the initial term of the applicable agreement (if the termination occurs during the initial term of the applicable agreement) or renewal term of the applicable agreement (if the termination occurs during a renewal term of the applicable agreement);

● any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will, to the extent not already vested, be deemed automatically vested; and

● all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

In the event of the applicable executive’s death or total disability during the term of the applicable agreement, the term of the applicable agreement and the applicable executive’s employment shall terminate on the date of death or total disability. In the event of such termination, the Company’s sole obligations hereunder to the applicable executive (or the applicable executive’s estate) shall be for unpaid base salary, accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the applicable executive’s target bonus for such year and the portion of such year in which the applicable executive was employed, and reimbursement of expenses pursuant to the terms hereon through the effective date of termination, and any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the termination date.

In the event that the term of the applicable agreement is not renewed by either party, any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the expiration of the term of the applicable agreement without any further action of the parties.

If it is determined that any payment provided to the applicable executive under the applicable agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), the Company will pay to the applicable executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the applicable executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax.

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During the term of the applicable agreement, the applicable executive is entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers, and is entitled to reimbursement for all reasonable and necessary out- of-pocket business, entertainment and travel expenses incurred by the applicable executive in connection with the performance of the applicable executive’s duties hereunder and in accordance with the Company’s expense reimbursement policies and procedures.

Each of the agreements provides that, during the term of the applicable agreement, the applicable executive will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the applicable executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the applicable executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term of the applicable agreement. Any indemnification agreement entered into between the Company and the applicable executive shall continue in full force and effect in accordance with its terms following the termination of the applicable agreement.

Each of the employment agreements contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by the applicable executive in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

Each of the agreements contains a non-compete provision which provides that, for the term of the applicable agreement and for a period of 2 years thereafter, the applicable executive shall not, directly or indirectly: (i) engage in any other business, association or relationship of any kind with any business which provides, in whole or in part, the same or similar services and/or products offered by the which directly or indirectly competes with Company; nor (ii) solicit or accept, or induce any person or entity to reduce goods or services to Company, or in any manner assist others in the solicitation, acceptance, or inducement of, any business transactions with Company’s existing and prospective clients, accounts, suppliers and/or other persons or entities with whom the Company has had business relationships (or whom Company had specifically identified for a prospective business relationship). These restrictions extend to the geographic area in which the Company actively conducted business immediately prior to termination of the applicable agreement.

Each of the agreements also contains a customary non-solicitation provision, in which the applicable executive agrees that, for the term of the applicable agreement and for a period of 3 years thereafter, the applicable executive will not, directly or indirectly solicit or discuss with any employee of Company the employment of such Company employee by any other commercial enterprise other than Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than Company, provided that this provision does not prohibit the applicable executive from undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person or entity identified above, or from hiring, employing or engaging any such person or entity who responds to such general recruitment advertisement.

Due to the application of various States’ laws, there is no assurance that the non-compete provisions or the non- solicitation provisions as set forth in each of the agreements will be enforced. Each of the agreements contains a “blue pencil” provision that, in the event that a court determines that any of these restrictions are unenforceable, the parties to the agreement agreed that it is their desire that the court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated in the agreement and enforceable against the applicable executive.

Each of the agreements contains customary representations and warranties by the applicable executive, relating to the agreement, and any securities of the Company that may be issued to the executive, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

Each of the agreements is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state. Each of the agreements provide that all legal proceedings concerning the applicable agreement will be in the state and federal courts sitting in Los Angeles County, California, provided that each agreement also includes a provision relating to any disputes being settled by arbitration.

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Equity Incentive Compensation Plan

On August 23, 2024, the Company’s stockholders approved the SBC Medical Group Holdings Incorporated Equity Incentive Plan (the “Plan”). The Company’s board of directors approved the Plan on August 9, 2024. The Plan reserved the issuance of 15,000,000 shares of common stock as equity awards in accordance with the Plan.

Summary of the Equity Incentive Plan

The Plan allows the Company to make equity and equity-based incentive awards to officers, employees, directors and consultants. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer alignment of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

Approximately 15,000,000 shares of common stock of the Company will be initially reserved for the issuance of awards under the Plan (the “Initial Limit”). The Initial Limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the Company’s capitalization. The maximum aggregate number of shares of common stock of the Company that may be issued upon exercise of incentive stock options under the Plan shall not exceed the Initial Limit, as adjusted. Shares underlying any awards under the Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.

The Plan contains a limitation whereby the value of all awards under the Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $1,000,000 for the first calendar year a non-employee director is initially appointed to the Company’s board of directors, and $750,000 in any other calendar year.

The Plan will be administered by the compensation committee of the Company’s board of directors, the Company’s board of directors or such other similar committee pursuant to the terms of the Plan. The plan administrator, which initially will be the compensation committee of the Company’s board of directors, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. The plan administrator may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, the authority to awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

Persons eligible to participate in the Plan are officers, employees, non-employee directors and consultants of the Company and its subsidiaries as selected from time to time by the plan administrator in its discretion.

The Plan permits the granting of both options to purchase common stock of the Company intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive awards under the Plan. The option exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the common stock of the Company on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the plan administrator or by delivery (or attestation to the ownership) of shares of common stock of the Company that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the plan administrator may permit non-qualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

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The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock of the Company, or cash, equal to the value of the appreciation in the Company’s stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of common stock of the Company on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

The plan administrator may award restricted shares of common stock of the Company and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. The plan administrator may also grant shares of common stock of the Company that are free from any restrictions under the Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The plan administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock of the Company.

The plan administrator may grant cash-based awards under the Plan to participants, subject to the achievement of certain performance goals, including continued employment with the Company.

The Plan requires the plan administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Plan, to certain limits in the Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Except as set forth in a stock award agreement issued under the Plan, in the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of Company’s then outstanding capital stock, each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (a) Company’s continuation of such outstanding stock awards (if the Company is the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the opportunity for participants to exercise the stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto.

The Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon or after a “Change in Control” (as defined in the Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Participants in the Plan are responsible for the payment of any federal, state or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of common stock of the Company to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or its subsidiaries in an amount that would satisfy the withholding amount due.

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The Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; however, the plan administrator may permit the transfer of non-qualified stock options by gift to an immediate family member, to trusts for the benefit of family members, or to partnerships in which such family members are the only partners.

The plan administrator may amend or discontinue the Plan and the plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the Equity Incentive Plan will require the approval of the Company’s stockholders. Generally, without stockholder approval, (i) no amendment or modification of the Equity Incentive Plan may reduce the exercise price of any stock option or the strike price of any stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right where the fair market value of the common stock underlying such stock option or stock appreciation right is less than its exercise price and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange.

All stock awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which Company securities are listed or as is otherwise required by the U.S. Dodd -Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Company’s board may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the Company board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

No awards may be granted under the Plan after the date that is ten years from the Plan Effective Date. No awards under the Plan have been made prior to the date of this proxy statement.

Certain United States Federal Income Tax Aspects

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of the Company’s common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Company nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of the Company’s common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of the Company’s common stock at exercise (or, if less, the amount realized on a sale of such shares of the Company’s common stock) over the option price thereof, and (ii) the Company or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of the Company’s common stock.

20

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

No income is generally realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of the Company’s common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of the Company’s common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of the Company’s common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

For all other awards under the Plan, either the Company or its subsidiaries generally will be entitled to a tax deduction in connection with other awards under the Equity Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for deferred settlement.

The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Company or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

New Plan Benefits

No awards have been previously granted under the Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this proxy statement because participation and the types of awards that may be granted under the Plan are subject to the discretion of the plan administrator. Consequently, no new plan benefits table is included in this proxy statement.

Policies and Practices Related to the Grants of Certain Equity Awards

It is the Company’s practice not to time the disclosure of material non-public information for the purpose of affecting the value of executive compensation and not to take material non-public information into account when determining the timing or terms of equity awards for the purpose of affecting the value of executive compensation.

During the year ended December 31, 2024, none of our named executive officers was granted an equity award during the period beginning four business days before, and ending one business day after, the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information.

Director Compensation

Currently, non-employee directors receive compensation for their services as directors as mentioned in “Director Compensation” below.

21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2025 for (a) the executive officers named in the Summary Compensation Table included elsewhere in this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 15, 2025 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

Unless otherwise noted, the business address of each of the beneficial owners listed below is c/o the Company at 200 Spectrum Center Dr., Suite 300, Irvine, CA 92618.

	Number of
	Shares
	Beneficially
Name and Address of Beneficial Owners	Owned	% of Class(1)
Directors, Director Nominees and Executive Officers
Yoshiyuki Aikawa	92,688,960	89.45%
Yuya Yoshida	—	—
Ryoji Murata	—	—
Ken Edahiro	—	—
Mike Sayama	15,000	* %
Fumitoshi Fujiwara	—	—

All executive officers and directors as a group (7 persons)	92,703,960	89.47%

*	Less than 1.0%

(1)	Percentages are based on 103,611,251 shares of SBC’s common stock outstanding as of April 15, 2025, after deducting treasury stock.

22

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiary were or are a party, or in which we or our subsidiary were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The Audit Committee of the Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Audit Committee, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

Related Party Transactions Prior to the Business Combination

Convertible Promissory Note

On May 18, 2023, Pono entered into a Convertible Promissory Note with the Company, pursuant to which the Company agreed to loan Pono an aggregate principal of $1,000,000 (the “Convertible Promissory Note”). The Convertible Promissory Note was non-interest bearing and was due and payable upon the earlier to occur of (i) the first business day following the consummation of the Company’s initial Business Combination and (ii) May 17, 2024, unless accelerated upon the occurrence of an event of default.

On February 27, 2024, Pono and the Company entered into an Amendment to the Note (the “Amended Note Purchase Agreement”), which increased the purchase price of the note from $1,000,000 to $2,700,000 and amended the maturity date to the earlier to occur of (i) the first business day following the consummation of the Company’s initial Business Combination and (ii) August 29, 2024, unless accelerated upon the occurrence of an event of default. In consideration for entering into the Amended Note, each of the parties to the Merger Agreement agreed to release each other party from any claims arising out of any termination of the Merger Agreement or failure to consummate the transactions contemplated thereby. The Convertible Promissory Note automatically converted into Class A Common Stock at one share for each $10 in outstanding principal amount at the Closing.

Non-redemption Agreement

On May 5, 2023, the Company held a special meeting of stockholders (the “Special Meeting”), and the chairman adjourned the Special Meeting to May 8, 2023. On May 8, 2023, the Company held the Special Meeting. During the Special Meeting, stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (i) to extend the date by which the Company has to consummate a business combination from May 9, 2023 to February 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account, and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one -for-one basis prior to the closing of a business combination at the election of the holder. As approved by the stockholders of the Company, the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on May 8, 2023. The Company’s stockholders elected to redeem an aggregate of 9,577,250 shares of Class A common stock of the Company in connection with the Special Meeting. Following such redemptions, the amount of funds remaining in the trust account was approximately $20 million.

In connection with the Special Meeting, the Company and the Sponsor entered into non-redemption agreements with certain unaffiliated stockholders owning, in the aggregate, 998,682 shares of the Company’s Class A common stock, pursuant to which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Extension Amendment. On February 5, 2024, the Company’s stockholders approved a proposal to extend the date by which the Company had to consummate a business combination from February 9, 2024 to November 9, 2024.

23

The Company estimated the aggregate fair value of the 339,565 Sponsor Shares attributable to the Non-Redeeming Stockholders to be $709,691 or $ 2.09 per share. Each Non-Redeeming Stockholder acquired from the Sponsor an indirect economic interest in the Sponsor Shares. The excess of the fair value of the Sponsor Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, in substance, it was recognized by the Company as a capital contribution by the Sponsor to induce these holders of the Class A shares not to redeem, with a corresponding charge to additional paid -in capital to recognize the fair value of the shares transferred as an offering cost.

In February 2025, the Company issued 860,435 shares of common stock, with no proceeds, to Mehana Capital LLC as incentive shares pursuant to the Non-Redemption Agreements.

Related Party Transactions of Legacy SBC

SBC Medical Group Co., Ltd., a Japan corporation (“SBC Medical Sub”) is designated as a “medical service corporation” in Japan. In Japan, a medical service corporation is a legal entity that provides management service to “MCs”. The management services are conducted through FC contracts and service contracts between certain subsidiary of the Company (SBC Medical Sub) and the MCs that own all 241 of the treatment centers in Japan.

There are currently six MCs that the SBC Medical Sub has entered into franchisor-franchisee contracts and service contracts with, consisting of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, Medical Corporation Jukeikai, and Medical Corporation Ritz Cosmetic Surgery (collectively, the “MCs”).

In addition to the six MCs, we have entered into service contracts with Medical Corporation Association Furinkai (the service contract regarding operation on November 22, 2023 and the service contract regarding management consulting on November 25, 2023 respectively) and Medical Corporation Association Junikai (the service contract regarding operation and the service contract regarding management consulting both on November 16, 2023). The scope of work (“SOW”) of the service contracts with these two MCs is limited to marketing, introduction of new treatment technologies and future business development while the SOW of the FC contracts with the six MCs are broad and define general rules in order to allow MCs to use the SBC brand name. Accordingly, the service contracts with these two MCs are different from the FC contracts with the six MCs and the clinics of these two MCs do not use the “Shonan Beauty Clinic” brand. Please see “— Material Contracts between SBC Medical Sub and MCs — Service Contracts” for more information regarding the service contracts with Medical Corporation Association Furinkai and Medical Corporation Association Junikai.

All of the MCs are deemed to be related parties of the Company since relatives of the CEO of the Company are the members (or shain) of general meetings of members of the MCs. The CEO of the Company was previously a member of the six franchisee MCs until he ceased being a member in July 2023. The Company, through SBC Medical Sub, owns equity “deposit” interests (or mochibun) of the six franchisee MCs. Although the Company, through SBC Medical Sub, has an equity “deposit” interest to the rights to receive a distribution of residual assets in proportion to the amount of contribution in certain circumstances as provided in the articles of incorporation of each of the six MCs, the Company or SBC Medical Sub does not have voting control over the corporate actions at general meetings of members (or shain) of the MCs per the requirements of the Japanese Medical Care Act and the MCs’ articles of incorporation.

Since September 2023, Legacy SBC started providing services to two additional medical corporations in Japan, namely, Medical Corporation Association Furinkai and Medical Corporation Association Junikai, which are considered as related parties of Legacy SBC as the relatives of the CEO of Legacy SBC being members of the two medical corporations.

In January 2024, Legacy SBC acquired 353,600 shares of common stock of Waqoo, accounts for less than 10% ownership, a related- party company listed on the Tokyo Stock Exchange, of which the CEO of Legacy SBC is a principal shareholder, with a fair value of $5,565,938 through a share exchange agreement.

24

The related parties that had material transactions for the years ended December 31, 2024 and 2023 consist of the following:

Name of Related Parties	Nature of Relationship as of December 31, 2024
Yoshiyuki Aikawa	Controlling shareholder, director and CEO of the Company
Yoshiko Aikawa	Representative director of subsidiaries of the Company
Mizuho Yamashita	Director of a subsidiary of the Company
Medical Corporation Shobikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Kowakai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Nasukai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Aikeikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Jukeikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Ritz Cosmetic Surgery	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Association Junikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Association Furinkai	The relatives of the CEO of the Company being the Members of the MC
Japan Medical & Beauty Inc.	Controlled by the CEO of the Company
SBC Inc., previously known as SBC China Inc.	Controlled by the CEO of the Company
Hariver Inc.	Controlled by the CEO of the Company
General Incorporated Association SBC	The CEO of the Company being the Member of General Incorporated Association SBC
Public Interest Foundation SBC Medical Promotion	The relative of CEO of the Company being a Member of Public Interest Foundation SBC
Foundation	Medical Promotion Foundation
AI Med Inc.	The CEO of the Company is a principal shareholder of AI Med Inc.
Amulet Inc.	Controlled by Mizuho Yamashita, a director of a subsidiary of the Company
SBC Irvine MC	Significantly influenced by the Company
SBC Tokyo Medical University, previously known as	The CEO of the Company is the chairman of SBC Tokyo Medical University
Ryotokuji University
SBC Shonan Osteopathic Clinic Inc.	The CEO of the Company is a principal shareholder of SBC Shonan Osteopathic Clinic Inc.
Waqoo Inc.	The CEO of the Company is a principal shareholder of Waqoo Inc.
General Incorporated Association Taiseikai	The relatives of CEO of the Company being the Members of General Incorporated Association Taiseikai
Skynet Academy Co., Ltd.*	Controlled by the CEO of the Company
Kijimadairakanko Inc.*	Controlled by the CEO of the Company

* Former subsidiaries of the Company that were disposed of to companies controlled by the CEO of the Company on December 23, 2024.

During the twelve months ended December 31, 2024 and 2023, the transactions with related parties are as follows:

	For the Twelve Months Ended December 31,
	2024	2023
Revenues from related parties
Medical Corporation Shobikai	$53,862,520	$56,554,316
Medical Corporation Kowakai	46,756,189	45,115,149
Medical Corporation Nasukai	46,355,437	45,893,461
Medical Corporation Aikeikai	17,997,072	21,521,302
Medical Corporation Jukeikai	5,666,907	4,518,846
Medical Corporation Ritz Cosmetic Surgery	7,435,446	2,603,405
Japan Medical & Beauty Inc.	39,620	488,023
Hariver Inc.	19,810	21,740
SBC Inc., previously known as SBC China Inc.	2,512	467
Public Interest Foundation SBC Medical Promotion Foundation	107	387
General Incorporated Association SBC	801	569
SBC Tokyo Medical University, previously known as Ryotokuji University	45,286	231,191
Yoshiyuki Aikawa	98,445	67,516
Mizuho Yamashita	—	19,214
Amulet Inc.	—	3,587
AI Med Inc.	787	556,397
SBC Irvine MC	1,204,107	1,298,539
Medical Corporation Association Furinkai	11,708,183	2,923,608
Medical Corporation Association Junikai	3,923,228	851,105
General Incorporated Association Taiseikai	692	—
SBC Shonan Osteopathic Clinic Co., Ltd.	56,740	69,227
Total	$195,173,889	$182,738,049

25

As of December 31, 2024 and December 31, 2023, the balances with related parties are as follows:

Accounts receivable	December 31, 2024	December 31, 2023

Medical Corporation Shobikai	$5,091,430	$9,251,427
Medical Corporation Nasukai	8,552,722	8,447,448
Medical Corporation Kowakai	7,742,251	7,841,059
Medical Corporation Aikeikai	3,071,378	4,661,649
Medical Corporation Jukeikai	993,944	1,358,213
Medical Corporation Association Furinkai	1,263,602	1,039,074
Medical Corporation Ritz Cosmetic Surgery	817,283	520,891
Medical Corporation Association Junikai	283,298	348,187
Japan Medical & Beauty Inc.	—	139,767
SBC Tokyo Medical University, previously known as Ryotokuji University	536	66,546
AI Med Inc.	33	2,329
SBC Inc., previously known as SBC China Inc.	137	45
Public Interest Foundation SBC Medical Promotion Foundation	36	37
SBC Shonan Osteopathic Clinic Co., Ltd.	4	—
SBC Irvine MC	693,850	—
Kijimadairakanko Inc.	336,176	—
Total	$28,846,680	$33,676,672

Finance lease receivables	December 31, 2024	December 31, 2023
Medical Corporation Shobikai	$1,877,291		$2,568,709
Medical Corporation Kowakai	2,490,705		2,779,347
Medical Corporation Nasukai	3,872,683		2,019,117
Medical Corporation Aikeikai	1,047,821		1,782,124
Medical Corporation Ritz Cosmetic Surgery	2,479,771		79,439
Medical Corporation Jukeikai	500,244		335,317
Medical Corporation Association Furinkai	1,891,412		—
Medical Corporation Association Junikai	197,452		—

SBC Shonan Osteopathic Clinic Co., Ltd.	$32,788	$
Total	$14,390,167		$9,564,053

Less: current portion	(5,992,585)		(6,143,564)
Non-current portion	$8,397,582		$3,420,489

26

Due from related party, net	December 31, 2024	December 31, 2023
SBC Irvine MC	$2,836,013	$3,238,209
Less: allowance for credit loss	(2,836,013)	(3,238,209)
Total	$—	$—

Long-term investments in MCs - related parties	December 31, 2024	December 31, 2023
Medical Corporation Shobikai	$6,378	$7,090
Medical Corporation Kowakai	6,378	7,090
Medical Corporation Nasukai	6,378	7,090
Medical Corporation Aikeikai	6,378	7,090
Medical Corporation Jukeikai	6,859,913	7,626,184
Medical Corporation Ritz Cosmetic Surgery	10,935,485	12,157,011
Total	$17,820,910	$19,811,555

Accounts payable	December 31, 2024	December 31, 2023
Japan Medical & Beauty Inc.	$659,044	$—
Total	$659,044	$—

	December 31, 2024	December 31, 2023
Advances from customers
Medical Corporation Shobikai	$5,076,300	$13,438,645

Medical Corporation Kowakai	1,801,034	4,237,765
Medical Corporation Nasukai	1,745,069	4,117,597
Medical Corporation Aikeikai	379,931	1,168,947
Medical Corporation Jukeikai	140,170	85,044
Medical Corporation Ritz Cosmetic Surgery	45,701	10,177
SBC Shonan Osteopathic Clinic Co., Ltd.	16,395	—
Medical Corporation Association Furinkai	940,007	—
Medical Corporation Association Junikai	1,594,926	—
Total	$11,739,533	$23,058,175

Notes payable – related parties	December 31, 2024	December 31, 2023
Medical Corporation Shobikai	$4,653	$5,264,101
Medical Corporation Kowakai	14,672	3,855,650
Medical Corporation Nasukai	8,827	4,099,032
Medical Corporation Aikeikai	2,236	1,561,642
Medical Corporation Jukeikai	—	268,552
Medical Corporation Ritz Cosmetic Surgery	1,201	268,445
Total	$31,589	$15,317,422
Less: current portion	(26,255)	(3,369,203)
Non-current portion	$5,334	$11,948,219

Due to related party	December 31, 2024	December 31, 2023
Yoshiyuki Aikawa	$2,823,590	$3,583,523
Total	$2,823,590	$3,583,523

27

Allowance for credit loss movement	December 31, 2024	December 31, 2023
Beginning balance	$3,238,209	$2,867,455
Provision for credit loss	622,804	370,754
Reversal of credit loss	(1,025,000)	—
Ending balance	$2,836,013	$3,238,209

Other income	December 31, 2024	December 31, 2023
Medical Corporation Shobikai	$999,350	$—
Medical Corporation Kowakai	568,092	—
Medical Corporation Nasukai	764,809	—
Medical Corporation Aikeikai	316,352	—
Medical Corporation Jukeikai	24,474	—
Total	$2,673,077	$—

The balances of due to and due from related parties represent the outstanding loans to and from related parties, respectively, as of December 31, 2024 and December 31, 2023. These loans are non-secured, interest-free and due on demand.

In February 2023, the Company paid off the retirement compensation expense accrued to Yoshiko Aikawa.

During the years ended December 31, 2024 and 2023, the Company purchased medical equipment and cosmetics of $8,472,202 and $2,842,588, respectively, from Japan Medical & Beauty Inc., which was recognized and included in the cost of revenues.

Related Party Transactions After the Business Combination

Employment Agreements

Please see the description of the employment agreements between the Company and its executive officers contained elsewhere in this Proxy Statement.

Indemnification Agreements

On September 17, 2024, the Company entered into indemnification agreements with each of its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Disposal of Kijimadairakanko Inc. (“Kijima”) and Skynet Academy Co., Ltd. (“Skynet”)

On December 17, 2024, SBC Medical Sub entered into definitive agreements to sell and transfer all of the shares in its subsidiaries, Kijima and Skynet, to entities owned by Yoshiyuki Aikawa, CEO of the Company, for cash. SBC Medical Sub pursued the transactions to concentrate business and management resources on its main medical business. The disposal of Kijima and Skynet did not constitute a strategic shift that would have a major effect on the SBC Medical Sub’s operations and financial results. The transactions closed on December 23, 2024, subject to customary closing conditions. SBC Medical Sub received total cash consideration of one Japanese Yen ($0) for Kijima and $446,460 for Skynet. In accounting for the disposals, operating results of Kijima and Skynet are included in the Company’s consolidated financial statements up to the disposal date. The difference between (i) the fair value of the net assets disposed and (ii) the consideration received was recognized as an adjustment to Additional Paid-in Capital (“APIC”). No retrospective adjustments have been made to prior-period consolidated financial statements. Following the completion of these transactions, Kijima and Skynet ceased to be subsidiaries of the Company after December 23, 2024. Their financial results are therefore excluded from the Company’s consolidated financial statements for periods subsequent to the disposal date.

28

Material Contracts between SBC Medical Sub and MCs

SBC Medical Sub has entered into a Partner Doctor Independence Support Program Agreement, an SBC Operating Agreement and Service Contracts with each of the MCs.

Partner Doctor Independence Support Program Agreement

SBC Medical Sub has entered into a Partner Doctor Independence Support Program Agreement (the “PDISPA”) with each of the MCs. The term of the PDISPA is for a period of 5 years from September 1, 2021, to August 31, 2026. The PDISPA will be renewed under the same terms for successive one-year periods upon conclusion of the initial term unless either party requests in writing to terminate the PDISPA 6 months prior to the expiration date of the PDISPA. Pursuant to the PDISPA, the Company agreed to provide the use of the name of the “Shonan Beauty Clinic” and the “SBC Medical Group” (Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation and Nasukai, Medical Corporation which together are referred to as the “SBC Medical”) to the MCs for the purpose of operating clinics. The Company also granted to the MCs the right to use the name “SBC Medical Group,” the know-how of clinic operation, trademark, trade name, and the right to provide the treatment designated by the Company, and the right to conduct business activities as a partner of the SBC Medical Group under a unified image.

SBC’s Operating Agreement

The Company previously entered into an SBC Operating Agreement (the “SBCOA”) with each of the MCs. The original term of the SBCOA was from April 1, 2023, to March 31, 2025. Pursuant to the SBCOA the Company agreed to provide the MCs with the following consulting services related to: (i) marketing related services for developing new clients, (ii) aiming to ensure stable performance and increase customer satisfaction through the creation of repeat customers, (iii) the establishment and operation of a system seeking to ensure medical safety (iv) securing attorneys and medical institutions to transport in the event of claims or medical accidents, (v) measures to improve employee satisfaction, and design of organizational chart and personnel evaluation system (vi) the selection of medical equipment and materials, (vii) the acquisition of properties for new medical facilities (trade area survey, area selection, lease agreement signing, etc.), (viii) various types of general skills training for healthcare facility employees, (ix) specialized and advanced skills training in leadership, motivation, communication, etc., for chiefs, leaders, and other employees with subordinates, (x) development of new type of medical facilities, (xi) development of new treatment methods, (xii) hiring employees with national certifications, professional skills, and interpersonal skills, such as doctors, nurses, and reception counselors, (xiii) performance management, business analysis, and management decision making utilizing financial statements such as income statements, cash flow statements, and balance sheets, (xiv) use of the likeness of the Company’s officers or employees on websites, commercials, and other advertising media and (xv) efficient operation methods that allow for more customer service during the same clinic hours.

Under the SBCOA prior to the renewal, in exchange for the foregoing services, each of the MCs were to pay the Company 3,000,000 yen per month (excluding consumption tax) for each medical facility where a MC provides medical services to its clients.

In light of the current challenging competitive environment, we are pursuing a long-term growth strategy aimed at expanding and stabilizing our business foundation by creating an environment that can better facilitate the establishment of new clinics by MCs. In line with this objective, we have decided to amend and renew the SBCOA with each MC, effective from April 1, 2025. Under the amended and renewed SBCOA, the term is from April 1, 2025 to March 31, 2026, and the term will be renewed automatically for 1 year unless either party notifies the termination at the end of the term.

The main revisions include:

1. Revised Fee Structure

● First-Year Fee Reduction for Newly Opened Clinics: Fees will be reduced during the first year of operation for newly established clinics, significantly reducing initial cost burdens at a stage when clinics have yet to fully establish their customer base.

● Fees Based on Service Utilization from the Second Year Onward: Starting from the second year of operation, fees will be calculated based on the scale of services utilized and the operational size of each clinic.

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2. Changes to Provided Consulting Services Following the revision, consulting services provided by the Company to MCs will include:

●	Management consulting for medical corporations and facilities

●	Human resources and labor management services

●	Recruitment-related services

●	General administrative services

●	Information system management services

●	Customer relations services

●	Accounting, finance, and taxation services

●	Legal services

●	Clinic establishment and facilities management services

●	Infrastructure introduction, improvement, and operational support services related to insurance-covered medical treatments

Service Contracts

We entered into service contracts with Medical Corporation Association Furinkai (the service contract regarding operation on November 22, 2023 and the service contract regarding management consulting on November 25, 2023 respectively) and Medical Corporation Association Junikai (the service contract regarding operation and the service contract regarding management consulting both on November 16, 2023). The scope of work (“SOW”) of the service contracts with these two MCs is limited to marketing, introduction of new treatment technologies and future business development while the SOW of the FC contracts with the six MCs are broad and define general rules in order to allow MCs to use the SBC brand name. Accordingly, the service contracts with these two MCs are different from the FC contracts with the six MCs and the clinics of these two MCs do not use the “Shonan Beauty Clinic” brand.

Business Consignment Agreement for Management Consulting Services to Medical Corporation Association Furinkai

The material terms of our business consignment agreement for management consulting services to Medical Corporation Association Furinkai are as follows:

●	Signing Date:

○	November 22, 2023

●	Consulting Services by the Company to Medical Corporation Association Furinkai

○	consulting on the use of business systems used in medical facilities

○	consulting on the development of new treatments and manuals

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○	consulting for repeat customer acquisition measures related to cosmetic dermatology

○	consulting on the efficient operation with more customer service during the same clinic hours related to cosmetic dermatology consulting

○	consulting for building management strategies related to cosmetic dermatology treatment

●	Effective Period

○	September 1, 2024 until August 31, 2025

○	if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

●	Termination Provisions & Penalties

○	Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

●	Fees Payable Under the Agreement

○	JPY60,000,000 per month (excluding consumption tax).

Business Consignment Agreement for Operational Support to Medical Corporation Association Furinkai

The material terms of our business consignment agreement for operational support services to Medical Corporation Association Furinkai are as follows:

●	Signing Date

○	November 22, 2023

●	Consulting Services by the Company to Medical Corporation Association Furinkai

○	secure stable business performance and increase customer satisfaction through creation of repeat customers related to cosmetic dermatology

○	selection of medical devices and medical materials for cosmetic dermatology

○	establishment and operation of a system to ensure the safety of cosmetic dermatology treatment

○	general skills training associated with cosmetic dermatology treatment for medical facility employees

○	efficient operation methods that enable more customers to be served during the same clinic hours related to cosmetic dermatology

○	planning management strategies related to cosmetic dermatology treatment

○	development of new treatment methods, formulation of manuals, and support for implementation

○	support and management of business system implementation

○	design and implementation support, operation and maintenance of servers, networks and IT infrastructure

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●	Effective Period

○	September 1, 2023 until August 31, 2025

○	if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

●	Termination Provisions & Penalties

○	Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

●	Fees Payable Under the Agreement

○	JPY1,700,000 per month for each medical facility (excluding consumption tax).

Business Consignment Agreement for Management Consulting Services to Medical Corporation Association Junikai

The material terms of our business consignment agreement for management consulting services to Medical Corporation Association Junikai are as follows:

●	Signing Date

○	November 16, 2023

●	Consulting Services by the Company to Medical Corporation Association Junikai

○	consulting on the use of business systems used in medical facilities

○	consulting on the development of new treatments and manuals

○	consulting for repeat customer acquisition measures related to cosmetic dermatology

○	consulting on the efficient operation with more customer service during the same clinic hours related to cosmetic dermatology consulting

○	consulting for building management strategies related to cosmetic dermatology treatment

●	Effective Period

○	September 1, 2024 until August 31, 2026

○	if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

●	Termination Provisions & Penalties

○	Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

●	Fees Payable Under the Agreement

○	JPY10,000,000 per month (excluding consumption tax).

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The material terms of our business consignment agreement for operational support services to Medical Corporation Association Junikai are as follows:

●	Signing Date

○	November 16, 2023

●	Consulting Services by the Company to Medical Corporation Association Junikai

○	secure stable business performance and increase customer satisfaction through creation of repeat customers related to cosmetic dermatology

○	selection of medical devices and medical materials for cosmetic dermatology

○	establishment and operation of a system to ensure the safety of cosmetic dermatology treatment

○	general skills training associated with cosmetic dermatology treatment for medical facility employees

○	efficient operation methods that enable more customers to be served during the same clinic hours related to cosmetic dermatology

○	planning management strategies related to cosmetic dermatology treatment

○	development of new treatment methods, formulation of manuals, and support for implementation

○	support and management of business system implementation

○	design and implementation support, operation and maintenance of servers, networks and IT infrastructure

○	support and advisory services for the use of marketing analysis tools, etc.

●	Effective Period

○	September 1, 2023 until August 31, 2027

○	if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

●	Termination Provisions & Penalties

○	Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

●	Fees Payable Under the Agreement

○	JPY800,000 per month for each medical facility (excluding consumption tax).

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MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

Our Certificate of Incorporation provides that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of five members, classified into three classes as follows: Class I — Ken Edahiro and Mike Sayama, to hold office until the fiscal year 2024    annual meeting of stockholders; Class II — Fumitoshi Fujiwara and Yuya Yoshida, to hold office until the fiscal year 2025 annual meeting of stockholders; and Class III — Yoshiyuki Aikawa, to hold office until the fiscal year 2026 annual meeting of stockholders.

On May 12, 2025, our nominating committee voted to nominate Ken Edahiro and Mike Sayama for election at the annual meeting for a term of three years to serve until the 2028 annual meeting of stockholders, and until their respective successors have been elected and qualified. However, if Proposal 3 (relating to the declassification of our board of directors) is approved at the 2025 annual meeting, all of our directors, including the members of the class to be elected at the 2025 annual meeting, will serve only until the 2026 annual meeting of stockholders, at which point they may be renominated for a further one year term.

Set forth below are the names of the persons nominated for election as directors and those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of April 30, 2025. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position(s) with the Company
Yoshiyuki Aikawa	54	Director, Chairman and Chief Executive Officer

Yuya Yoshida	46	Director, Chief Financial Officer and Chief Operating Officer

Ken Edahiro	42	Independent Director

Mike Sayama	70	Independent Director

Fumitoshi Fujiwara	58	Independent Director

Our board of directors has reviewed the materiality of any relationship that each of our directors has with SBC Medical Group Holdings, Inc., either directly or indirectly. Based upon this review, our Board has determined that the following members of our board of directors are “independent directors” as defined by The Nasdaq Stock Market: Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara.

Yoshiyuki Aikawa. Dr. Aikawa has served as our Chief Executive Officer and Chairman of our Board of Directors since September 17, 2024, and in the same positions with SBC Medical Group, Inc. since January 20, 2023. Additionally, since September 2017, Dr. Aikawa has been the Chief Executive Officer of SBC Medical Group Co., Ltd. (formerly known as Aikawa Medical Group Co., Ltd.), a Japanese company that provides management services to clinics. Dr. Aikawa, stepped down from his position as Chief Executive Officer and Representative of SBC Medical Group Co., Ltd. on September 1, 2024, and remains as a director of SBC Medical Group Co., Ltd. In March 2000, Dr. Aikawa opened Shonan Beauty Clinic in Fujisawa, Japan, as a private clinic. Subsequently, he expanded his operations to include multiple cosmetic surgery clinics, transforming the clinic into a corporation. From January 2016 to December 2019, Dr. Aikawa served as the chairman of the MC. From 2014 to 2015, Dr. Aikawa was the president and a director of the Japanese Society of Aesthetic Plastic Surgery. Additionally, from 2008, he was associated with Harvard Medical School, PGA. Dr. Aikawa is also a member of the Japanese Society of Aesthetic Plastic Surgery, Japan Laser Therapy Association, Japan Liposuction Society, Chemical Peeling Society, Japanese Society of Anesthesiologists, and PostGraduate Assembly of Anesthesiology at Harvard Medical School. Dr. Aikawa holds a medical license from Nihon University Medical School, where he graduated in 1997. Dr. Aikawa does not hold, and has not previously held, any directorships in any reporting companies. We believe that Dr. Aikawa’s extensive professional experience with MCs, including as a founder and a chairman, as well as his experience as the chief executive officer of a company providing management services to clinics, and his experience as a doctor and in the aesthetic plastic surgery field qualifies him to serve as a director on the Company’s board of directors.

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Yuya Yoshida. Mr. Yoshida has served as our Chief Operating Officer and member of our Board of Directors since September 17, 2024, and in the same positions with SBC Medical Group, Inc. since September 29, 2023, and was appointed as our Chief Financial Officer effective April 1, 2025. Mr. Yoshida has also served as the Executive Vice President and the Chief Financial Officer of SBC Medical Group Co., Ltd. (Japan) since July 1, 2023. From January 2016 to June 2023, Mr. Yoshida worked in Corporate Development (Global Head and Director of Corporate Development in 2018) at Rakuten Group Co., Ltd. From 2003 to 2016, Mr. Yoshida worked in securities, principal M&A, and investment banking at Mitsubishi UFJ Financial Group. Mr. Yoshida has extensive knowledge in E -Commerce, logistics, settlement, finance, mergers and acquisitions and divestiture transactions. Mr. Yoshida graduated with a Master of Law degree from Keio University in 2003. Mr. Yoshida also graduated with a Master of Business Administration degree from UCLA Anderson Business School in 2014. Mr. Yoshida does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Yoshida’s professional experience working in corporate development as well as his extensive knowledge of E-Commerce, logistics, settlement, finance, mergers and acquisitions and divestiture transactions qualifies him to serve as a director on the Company’s board of directors.

Ken Edahiro. Mr. Edahiro has served as a director of the Company since September 17, 2024. Mr. Edahiro has served as the Chief Strategy Officer and director of BizReach, a Cloud service provider, since February 2020 and June 2019, respectively. From January 2014 through May 2019, he served as the General Manager of King, a leading interactive entertainment company. From August 2012 through December 2013, Mr. Edahiro served as the head of global strategy and marketing of gloops, a provider of computer games. From April 2004 through July 2012, he served as a Chief Account Executive at Dentsu, a provider of advertising services. In 2004, Mr. Edahiro received a degree from Hitotsubashi University. We believe that Mr. Edahiro’s experience as a chief strategy officer and extensive knowledge of marketing qualifies him to serve as a director on the Company’s board of directors.

Mike Sayama, Ph.D. Dr. Mike Sayama serves as an independent director of the Company since March 11, 2022. Dr. Sayama was formerly the Executive Director of Community First since it was established in July 2016 until January 2021. As the founding executive director, he was responsible for operations, developing a strategic plan for an accountable health community in East Hawaii, community relations, and fund raising. From January 2021 to June 2021 he served as the Director of Strategy to facilitate the transition to a new management team. From October 2013 to December 2018, Dr. Sayama served as a Vice President at Pono Health and was Director of Learning Health Homes, a project where he was responsible for managing the East Hawaii Independent Physicians Association and implementing a data platform integrating health plan, hospital, and physician data. Dr. Sayama also facilitated the reorganization of EHI and development of its strategic direction. Community First, a 501(c)3 non-profit, which serves as a neutral forum for healthcare stakeholders in East Hawaii, grew out of the Learning Health Homes Initiative. From August 1997 to October 2013, Dr. Sayama served as a Vice President of the Hawaii Medical Service Association, first in Health Benefits Management and then in Customer Relations. In the first position, he streamlined preauthorization and appeal processes, including the elimination of preauthorization for inpatient admissions without increase in inpatient utilization. In his second position he established call centers in Hilo which stabilized the call center work force and improved the timeliness and accuracy of customer service. From April 2001 to April 2005, Dr. Sayama was a Director on the City Bank Board, and from April 2005 to April 2009, was a Director on the Boards of Central Pacific Bank and Central Pacific Financial Corporation. Regarding education: In May 1975, he received his Bachelor of Arts degree in Psychology from Yale University, and in August 1979, his Master of Arts degree in Clinical Psychology from University of Michigan. In August 1982, Dr. Sayama received his Ph.D. degree in Clinical Psychology from University of Michigan. He is the author of several books on psychotherapy and Zen Buddhism. His community service includes having been a Director on the Bay Clinic Board (the Federally Qualified Health Center in East Hawaii) and currently serving as the Abbot of Chozen-ji, International Zen Dojo. Mr. Sayama brings broad knowledge of the healthcare technology industry, as well as prior experience serving as a founding executive director, which makes him a valuable member of our board of directors.

Fumitoshi Fujiwara. Mr. Fujiwara has served as a director of the Company since September 17, 2024. Mr. Fujiwara has served as an executive officer to Medirom Healthcare Technologies Inc. (NASDAQ: MRM) since March 2017. In addition, since 2023, he has served as managing partner and chief executive officer of Linden Capital Partners LLC. Furthermore, since November 2009, Mr. Fujiwara has served as a director, managing partner and chief executive officer to Eaglestone Capital Management Inc. From 2001 to 2009, he served as a director, managing partner and chief executive officer of AC Capital Inc. From 2000 to 2001, Mr. Fujiwara served as a director, managing partner and chief investment officer to Spiral & Star Co., Ltd. From 1993 to 2000, he served as the chief executive officer and chief financial officer to KOEI Tecmo Holdings Co., Ltd. From 1989 to 1993, Mr. Fujiwara served as a manager to Shuwa Corporation. He graduated from Meiji Gakuin University, Faculty of Law in 1989. Mr. Fujiwara does not hold, and has not held, any directorships in any reporting companies. We believe that Mr. Fujiwara’s experience as a chief financial officer of a Nasdaq listed company and extensive knowledge of financial and accounting issues qualifies him to serve as a director on the Company’s board of directors.

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Executive Officers

Set forth below are the names of our Executive Officers, their ages, and their offices in the Company, other than our two executive officers who also serve as our directors.

Name	Age	Position(s) with the Company
Miki (Shimizu) Yamazaki	39	Chief Strategy Officer

Miki (Shimizu) Yamazaki. Ms. Yamazaki has served as our Chief Strategy Officer since April 10, 2025. Previously, she spent 16 years at Goldman Sachs Japan (2008-2024) within their Investment Banking Division. From 2016 onward, she served as Vice President of the Advisory Group, specializing in M&A and capital transactions, including cross-border acquisitions, IPOs, and anti-activist advisory services. She graduated from Keio University with a Bachelor’s degree in 2008.

Board Leadership Structure and Role in Risk Oversight

The Board believes that its leadership structure currently serves the best interests of our shareholders, partners, customers, and other stakeholders because of Dr. Aikawa’s deep expertise in the Company’s business.

One of the Board’s key functions is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Board and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee reviews and discusses with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major litigation and risk exposures (including with respect to financial cybersecurity, data privacy and other information technology risks) and the steps taken by management to monitor and control these exposures. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us, including whether our incentive compensation plans encourage excessive or inappropriate risk taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including proxy advisory firm policies and recommendations. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management.

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In connection with our reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Stockholder Communications to our Board of Directors

Stockholders who have questions or concerns regarding our business should contact our Investor Relations team at ir@ir.sbc-holdings.com. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:

●	junk mail and mass mailings;
●	resumes and other forms of job inquiries;
●	surveys; and
●	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Risks Related To Compensation Practices And Policies

We believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and company-wide goals, our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

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Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2024 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	Option Awards (2)($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Fumitoshi Fujiwara	83,448	—	—	—	—	—	83,448
Ken Edahiro	41,724	—	—	—	—	—	41,724
Mike Sayama	41,724	—	—	—	—	—	41,724

The following is a description of the standard compensation arrangements under which our directors are compensated for their service as directors, including as members of the various committees of our board.

Each non-employee director is paid an annual cash retainer of $41,724. Our non-employee director who serves as the chair of three committees (Mr. Fujiwara) receives an additional $41,724 in cash. Cash payments to non-employee directors are paid monthly on a prorated basis.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2024.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	N/A	N/A	N/A

Equity compensation plans not approved by security holders (2)	N/A	N/A	N/A

Total

(1)	This is the SBC Medical Group Holdings Incorporated 2024 Equity Incentive Plan (the “Plan”). No equity awards have been issued to date.

(2)	We do not have any equity compensation plans that have not been approved by security holders.

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REPORT OF AUDIT COMMITTEE

The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of Nasdaq, has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the board of directors, which is available on our website at https://ir.sbc-holdings.com/board-committees/. This committee reviews and reassesses its charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of MaloneBailey, LLP, our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for fiscal year 2024, the audit committee took the following actions:

●	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management and MaloneBailey, LLP;

●	Discussed with MaloneBailey, LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit Committees; and

●	Received written disclosures and the letter from MaloneBailey, LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding MaloneBailey, LLP’s communications with the audit committee and the audit committee further discussed with MaloneBailey, LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and MaloneBailey, LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Members of the SBC Medical Group Audit Committee

Fumitoshi Fujiwara

Ken Edahiro

Mike Sayama, Ph.D.

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Proposal No. 1

ELECTION OF DIRECTORS

On May 12, 2025, our board of directors nominated Ken Edahiro and Mike Sayama for election at the annual meeting. The board of directors currently consists of five (5) members, classified into three (3) classes as follows: Yoshiyuki Aikawa constitute a class with a term ending at the 2027 annual meeting of stockholders; Fumitoshi Fujiwara and Yuya Yoshida constitute a class with a term ending at the 2026 annual meeting of stockholders; and Ken Edahiro and Mike Sayama constitute a class with a term ending at the 2025 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.The board of directors has voted (i) to set the size of our board of directors at five (5) members and (ii) to nominate Ken Edahiro and Mike Sayama for election at the annual meeting for a term of three (3) years to serve until the 2028 annual meeting of stockholders, and until their respective successors are elected and qualified. The Class I directors (Fumitoshi Fujiwara and Yuya Yoshida) and the Class II director (Yoshiyuki Aikawa) will serve until the annual meetings of stockholders to be held in 2026 and 2027, respectively, and until their respective successors have been elected and qualified. However, if Proposal 3 (relating to the declassification of our board of directors) is approved at the 2025 annual meeting, all of our directors, including the members of the class to be elected at the 2025 annual meeting, will serve only until the 2026 annual meeting of stockholders, at which point they may be renominated for a further one year term.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Ken Edahiro and Mike Sayama as directors. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in such nominee’s place. We have no reason to believe that either nominee will be unable or unwilling to serve as a director.

The affirmative vote of a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee as a director.

THE board of directors Recommends The Election Of KEN EDAHIRO AND MIKE SAYAMA As Directors, And Proxies Solicited By THE board of directors Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

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Proposal No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed MaloneBailey, LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2025. MaloneBailey, LLP has served as our independent registered public accounting firm since September 19, 2024. The board of directors proposes that the stockholders ratify this appointment. MaloneBailey, LLP audited our financial statements for the fiscal years ended December 31, 2024 and December 31, 2023. We expect that representatives of MaloneBailey, LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Prior to the Business Combination, on March 20, 2023, the Board of Legacy SBC approved the engagement of MaloneBailey as Legacy SBC’s independent registered public accounting firm to audit its consolidated financial statements for the years ended December 31, 2022 and 2021. MaloneBailey served as the independent registered public accounting firm of Legacy SBC prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), Pono’s independent registered public accounting firm prior to the Business Combination, was informed that it would be dismissed on September 19, 2024 and replaced by MaloneBailey as the Company’s independent registered public accounting firm.

The audit report of Marcum on the financial statements of Pono, the Company’s legal predecessor, as of December 31, 2023 and 2022, and for the year ended December 31, 2023 and for the period from March 11, 2022 (inception) to December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope, or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about Pono’s ability to continue as a going concern.

During the period from March 11, 2022 (date of inception) through December 31, 2023, and the subsequent interim periods through June 30, 2024, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference in connection with their opinion to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K (“Regulation S-K”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a previously disclosed material weakness in Pono’s internal control over financial reporting identified by Pono, which resulted in the restatement of Pono’s financial statements for certain interim periods.

In deciding to appoint MaloneBailey, LLP, the audit committee reviewed auditor independence issues and existing commercial relationships with MaloneBailey, LLP and concluded that MaloneBailey, LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2025.

The following table presents fees for professional audit services rendered by MaloneBailey, LLP for the audit of the Company’s financial statements for the fiscal year ended December 31, 2024 and of the financial statements of Legacy SBC for the fiscal year ended December 31, 2023.

	2024	2023
Audit Fees(1)	$1,531,727	$1,148,397
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,531,727	$1,148,397

(1)	Audit fees consisted of fees billed for professional services rendered for the audit of our year-end financial statements and reviews of our quarterly interim financial statements filed with the SEC, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as consents and review of documents filed with the SEC, including certain 8-K filings.

41

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1. Audit services include audit work with respect to the financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting. Our audit committee pre-approved all of the services provided by our independent registered public accounting firms for the years ended December 31, 2024 and 2023.

In the event the stockholders do not ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE board of directors Recommends A Vote To Ratify The Appointment Of MALONEBAILEY, LLP As Our Independent Registered Public Accounting Firm, And Proxies Solicited By THE board of directors Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

42

Proposal No. 3

AMENDMENT AND RESTATEMENT OF OUR CURRENT CHARTER TO DECLASSIFY OUR BOARD OF DIRECTORS

The Company’s stockholders are being asked to consider and vote on a proposal to amend and restate our Current Charter, which will declassify our board of directors such that the terms of all of the Company’s current directors will end at the 2026 annual meeting of stockholders and all director nominees will stand for election annually at and after the 2026 annual meeting of stockholders.

As part of the board of directors’ ongoing review of the Company’s corporate governance practices, the board of directors has determined that it is in the best interests of the Company and its stockholders that the board of directors be declassified. Accordingly, the Board has adopted and declared this proposal advisable. If the Company’s stockholders approve Proposal 3, the board of directors will be declassified, the terms of all of the Company’s current directors will end at the 2026 annual meeting and all director nominees will stand for election annually at and after the 2026 annual meeting. If this proposal is adopted, vacancies that occur on the board of directors before the 2026 annual meeting may be filled by the board of directors to serve until the 2026 annual meeting. This change could make it easier for stockholders to propose nominees for our board, and ultimately to bring about a change in the composition and/or control of our board.

The foregoing description of this Proposal 3 should be read in connection with the proposed amendment and restatement of our Current Charter, which is attached as Appendix B to this proxy statement (the “New Charter”). The New Charter is marked to show the proposed modifications.

The affirmative vote of a majority of our outstanding shares of common stock is required to approve the amendment and restatement of our Current Charter, which will declassify our board of directors.

THE board of directors Recommends A Vote To AMEND and restate THE COMPANY’S CURRENT CHARTER, WHICH WILL DECLASSIFY OUR BOARD OF DIRECTORS, And Proxies Solicited By THE board of directors Will Be Voted In Favor Of Such AMENDMENT and restatement Unless A Stockholder Indicates Otherwise On The Proxy.

43

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at https://ir.sbc-holdings.com/ and is filed with the SEC as an exhibit to our Annual Report on Form 10-K, and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at Shinjuku Island Tower 3F 6-5-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo, Japan 163-1303. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

OTHER MATTERS

Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2026 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 26, 2025 (120 days prior to the date that is one year from this year’s mailing date). To be considered for presentation at the 2026 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 12, 2026 (120 days prior to the date that is one year from this year’s meeting date) and no later than March 14, 2026 (90 days prior to the date that is one year from this year’s meeting date). In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act.

Proposals that are not received in a timely manner or in accordance with applicable law will not be voted on at the 2026 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, SBC Medical Group, Shinjuku Island Tower 3F 6-5-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo, Japan 163-1303.

Irvine, California

May 23, 2025

44

SBC
Medical Group Holdings, Inc.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SBC2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75503-P32010 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SBC MEDICAL GROUP HOLDINGS INCORPORATED

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	For All	Withhold All	For All Except
1a. Ken Edahiro	☐	☐	☐
1b. Mike Sayama	☐	☐	☐

To withhold authority to vote for any individual nominee, mark "For All Except" and write the number of the nominee on the line below:

____

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V75504-P32010

SBC MEDICAL GROUP HOLDINGS INCORPORATED
Annual Meeting of Stockholders
June 13, 2025 10:00 a.m. Japan Standard Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Yoshiyuki Aikawa and Mr. Kotaro Okamoto, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SBC MEDICAL GROUP HOLDINGS INCORPORATED that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Japan Standard Time, on June 13, 2025, virtually at www.virtualshareholdermeeting.com/SBC2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Appendix B – New Charter

~~FOURTH~~FIFTH AMENDED AND

RESTATED CERTIFICATE OF

INCORPORATION OF

~~PONO CAPITAL TWO, INC.~~

SBC MEDICAL GROUP HOLDINGD INCORPORATED

~~Pono Capital Two~~SBC Medical Group Holdings Incorporated (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, hereby certifies as follows:

1. The name of the corporation is ~~Pono Capital Two~~SBC Medical Group Holdings Incorporated.

2. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, under the original name of Pono Capital Two, Inc., is March 11, 2022 (the “Original Certificate”).

3. The Original Certificate was amended and restated in its entirety by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 17, 2022 (the “Amended and Restated Certificate”).

4. The Amended and Restated Certificate was amended and restated in its entirety by the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 2, 2022 (the “Second Amended and Restated Certificate”).

5. The Second Amended and Restated Certificate was amended and restated in its entirety by the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 5, 2022 (the “Third Amended and Restated Certificate”).

6. The Third Amended and Restated Certificate was amended by the Amendment to the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 8, 2023 ~~(the “Current Certificate”)~~.

7. The Third Amended and Restated Certificate was amended and restated by the Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 17, 2024 (the “Current Certificate”).

This ~~Fourth~~Fifth Amended and Restated Certificate of Incorporation amends and restates the Current Certificate in its entirety.

8. This ~~Fourth~~Fifth Amended and Restated Certificate of Incorporation has been duly approved and adopted by the Board of Directors of the Corporation on ~~[ ]~~May 12, ~~2023~~2025 and by the stockholders of the Corporation on

~~[ ]~~June 13, ~~2023~~2025, in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

9. the ~~Third~~ Current Certificate is hereby amended and restated in its entirety to provide as follows:

Article I. Name. The name of the corporation is SBC Medical Group Holdings Incorporated (the “Corporation”).

Article II. Registered Office and Agent. The name and address of the registered agent of the Corporation in the State of Delaware is Corporate Creations Network Inc., ~~3411 Silverside Road Tatnall Building #104~~1521 Concord Pike, Suite 201, Wilmington, DE ~~19810~~19803, New Castle County, or such other agent and address as the Board of Directors of the Corporation (the “Board”) shall from time to time select.

Article III. Purpose and Business. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation Law (the “DGCL”), including, but not limited to the following:

Section 3.01	The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this Corporation is organized.

Section 3.02	The Corporation shall have the power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law.

Section 3.03	The Corporation shall have the power to sue and be sued in any court of law or equity.

Section 3.04	The Corporation shall have the power to make contracts.

Section 3.05	The Corporation shall have the power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Delaware, or in any other state, territory or country.

Section 3.06	The Corporation shall have the power to appoint such officers and agents as the affairs of the Corporation shall require and allow them suitable compensation.

Section 3.07	The Corporation shall have the power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Delaware, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders.

Section 3.08	The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved.

Section 3.09	The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document.

Section 3.10	The Corporation shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object.

Section 3.11	The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Delaware, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

Section 3.12	The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefore its capital, capital surplus, surplus or other property or fund.

Section 3.13	The Corporation shall have the power to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Delaware and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country.

Section 3.14	The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in ~~its~~ this ~~Fourth~~Fifth Amended and Restated Certificate of Incorporation (this “~~Fourth~~Fifth Amended Certificate”), or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes set forth in this ~~Fourth~~Fifth Amended Certificate, or any amendment thereof.

Section 3.15	The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.

Section 3.16	The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.

Article IV. Capital Stock.

Section 4.01	Classes and Number of Shares. The total number of shares of all classes of stock, which the Corporation shall have authority to issue shall be Four Hundred Million (400,000,000) shares of common stock, par value of $0.0001 per share (the “Common Stock”) and Twenty Million (20,000,000) shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”). The shares of Common Stock that were classified as Class A Common Stock in the Third Amended and Restated Certificate are hereby classified as Common Stock hereunder.

Section 4.02	Powers and Rights of Common Stock.

(a)	Preemptive Right. No shareholders of the Corporation holding Common Stock shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation.

(b)	Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name.

(c)	Dividends and Distributions.

(i)	Cash Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefore; and

(ii)	Other Dividends and Distributions. The Board may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock.

(d)	Other Rights. Except as otherwise required by the DGCL and as may otherwise be provided in this ~~Fourth~~Fifth Amended Certificate, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

Section 4.03	Classes of Preferred Stock. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion, authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a)	The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b)	the voting powers, if any, of the shares of such series and whether such voting powers are full or limited;

(c)	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d)	whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;

(e)	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(f)	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(g)	the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(h)	the provisions, if any, of a sinking fund applicable to such series; and

(i)	any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof, of such series.

Section 4.04	Issuance of the Common Stock and the Preferred Stock. The Board may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this ~~Fourth~~Fifth Amended Certificate for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively “securities”). The securities must be issued for such consideration, including cash, property, or services, as the Board may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

Section 4.05	Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Section 4.06	One Class. Except as otherwise required by the DGCL, this ~~Fourth~~Fifth Amended Certificate, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Section 4.07	Section 242(b)(2) Election. For the avoidance of doubt, the intent of Section 4(f) is, and the operation of Section 4(f) shall be, that, without limitation, (i) the number of authorized shares of Common Stock, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL, with no vote of any holders of a particular class of stock, voting as a separate class, being required; and (ii) unless otherwise set forth in a certificate of designations for the applicable class of Preferred Stock, the number of authorized shares of any class of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL, with no vote of any holders of a particular class of stock, voting as a separate class, being required.

Article V. Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and subject to Article VI, the Board is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Corporation (the “Bylaws”).

Article VI. Shareholder Amendment of Bylaws. Notwithstanding Article V, the Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Article VII. Board of Directors.

Section 7.01	The business and affairs of the Corporation shall be managed by and under the direction of the Board.

Section 7.02	The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

~~Section 7.03 Subject to Section 7.08, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Fourth Amended Certificate, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Fourth Amended Certificate and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Fourth Amended Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Fourth Amended Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting.~~ The term of office of all directors serving as of the effective date of this Certificate of Incorporation shall expire at the 2026 annual meeting of stockholders of the Corporation. At each succeeding annual meeting of the stockholders of the Corporation, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a ~~three~~one-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. ~~Subject to Section 7.08, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director.~~ Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. ~~The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office at the time this Fourth Amended Certificate (and therefore such classification) becomes effective in accordance with the DGCL.~~

Section 7.03~~04~~	Subject to Section 7.07~~08~~, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 7.04~~05~~	Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights with regard to election of directors.

Section 7.05~~06~~	Subject to Section 7.07~~08~~, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office ~~for the remainder of the full term of the directors~~until the annual meeting for the year in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 7.06~~07~~	Subject to Section 7.07~~08~~ and except as otherwise provided for by this ~~Fourth~~Fifth Amended Certificate, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class ~~(on an as converted to Class A Common Stock basis)~~.

Section 7.07~~08~~	Notwithstanding any other provision of this Article VII, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) ~~and such directors shall not be included in any of the classes created pursuant to this Section 7 unless expressly provided by such terms~~.

Section 7.08~~09~~	A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

Article VIII. Powers of Board.

Section 8.01	In furtherance and not in limitation of the powers conferred by the laws of the DGCL, the Board is expressly authorized and empowered:

(a)	To make, alter, amend, and repeal the Bylaws;

(b)	Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to stockholder inspection, provided that no stockholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board or of the stockholders of the Corporation;

(c)	To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after-acquired property;

(d)	To determine whether any and, if so, what part of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

(e)	To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

(f)	To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

(g)	to designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board; and

(h)	To provide for the reasonable compensation of its own members by Bylaw, and to fix the terms and conditions upon which such compensation will be paid.

Section 8.02	In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this ~~Fourth~~Fifth Amended Certificate, and of the Bylaws of the Corporation.

Article IX. Interested Directors. No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have, nonetheless, ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of DGCL Title 8, Section 144 are met.

Article X. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called annual meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of voting stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and this ~~Fourth~~Fifth Amended Certificate have been satisfied.

Article XI. Special Stockholder Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by Board, within the limits fixed by law.

Article XII. Location of Stockholder Meetings. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

Article XIII. Private Property of Stockholders. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the Corporation’s debts.

Article XIV. Amendments. The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this ~~Fourth~~Fifth Amended Certificate in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.

Article XV. Term of Existence. The Corporation is to have perpetual existence.

Article XVI. Liability of Directors. No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the DGCL, (iv) the payment of dividends in violation of the DGCL or, (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article XVI by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Article XVII. Indemnification.

Section 17.01	Indemnification in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 17.03 and Section 17.10, the Corporation shall, to the fullest extent permitted by the DGCL and applicable Delaware law as in effect at any time, indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person was or is a director or officer of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 17.02	Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 17.03 and Section 17.10, the Corporation shall indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person was or is a director or officer of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and whether the basis of such action, suit or proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Courts in the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court in the State of Delaware or such other court shall deem proper.

Section 17.03	Authorization of Indemnification. Any indemnification or defense under this Article XVII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 17.01 or Section 17.02, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (i) by directors constituting a majority of the Board and who are not parties to such action, suit or proceeding, even though less than a quorum (the “Board Voting Majority”), or (ii) by a committee of such directors designated by the Board Voting Majority, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 17.01 or Section 17.02 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 17.04	Good Faith Defined. For purposes of any determination under Section 17.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 17.04 shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such person was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent. The provisions of this Section 17.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 17.01 or Section 17.02, as the case may be.

Section 17.05	Expenses Payable in Advance. Expenses, including attorneys’ fees, incurred by a current or former director or officer in defending any action, suit or proceeding described in Section 17.01 or Section 17.02 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XVII.

Section 17.06	Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by or granted pursuant to this Section 17 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 17.01 or Section 17.02 shall be made to the fullest extent permitted by applicable law. The provisions of this Article XVII shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 17,01 or Section 17.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

Section 17.07	Insurance. The Corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Corporation, or a direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation, as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify, hold harmless or defend such person against such liability under the provisions of this Article XVII.

Section 17.08	Certain Definitions. For purposes of this Article XVII references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who was or is a director, officer, employee or agent of such constituent corporation, or was or is serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article XVII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article XVII references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XVII.

Section 17.09	Survival of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by, or granted pursuant to, this Article XVII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 17.10	Limitation on Indemnification. Notwithstanding anything contained in this Article XVII to the contrary, except for proceedings to enforce rights to indemnification and defense under this Article XVII (which shall be governed by Section 17.11(b)), the Corporation shall not be obligated under this Article XVII to indemnify, hold harmless or defend any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board. Notwithstanding anything contained in this Article XVII to the contrary, the prevailing party shall not be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action to the extent that such fees, costs and expenses relate to “internal corporate claims” as defined in Section 109(b) of the DGCL

Section 17.11	Contract Rights.

(a)	The obligations of the Corporation under this Article XVII to indemnify, hold harmless and defend a person who was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, including the duty to advance expenses, shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article XVII shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(b)	If a claim under Section 17.01, Section 17.02 or Section 17.05 is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 45 days, the person making such claim may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by applicable law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by such person to enforce a right to indemnification hereunder (but not in a suit brought by such person to enforce a right to an advancement of expenses) it shall be a defense, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that such person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its Stockholders) to have made a determination prior to the commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its Stockholders) that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of such a suit brought by such person, be a defense to such suit.

Section 17.12	Indemnification Agreements. Without limiting the generality of the foregoing, the Corporation shall have the express authority to enter into such agreements as the Board deems appropriate for the indemnification of present or future directors and officers of the Corporation in connection with their service to, or status with, the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

Article XVIII Forum; Consent to Jurisdiction; Severability.

Section 18.01	Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent provided by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction, as to which the Court of Chancery and the U.S. federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the provisions of this Section 18.01 will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder or any other claim for which the U.S. federal district courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the U.S. federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against the Corporation or any director, officer, other employee or agent of the Corporation. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 18.01.

Section 18.02	Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 18(a) immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and U.S. federal district courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 18(a) (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 18.03	Severability. If any provision or provisions of this Article XVIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XVIII (including, without limitation, each portion of any sentence of this Article XVIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XVIII.

Article XIX. Corporate Opportunity. To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this ~~Fourth~~Fifth Amended Certificate or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

Article XX. Headings. The headings contained herein are for convenience only, do not constitute a part of this ~~Fourth~~Fifth Amended Certificate and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned has executed this ~~Fourth~~Fifth Amended Certificate as of ~~[~~ _______________________________________________________________________~~]~~June __ , 2025.

~~2023.~~

~~Pono Capital Two~~SBC Medical Group Holdings Incorporated.

By:
Name:	Yoshiyuki Aikawa
Title:	Chief Executive Officer